Exhibit 23.2


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS









Board of Directors
Union National Bancorp, Inc.


         We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 on Form S-3 of Union National Bancorp, Inc. (the "Company") of our report dated January 8, 1997, except for Note 2, as to which the date is January 16, 1998, which appears on page 27 of the 1997 Annual Report to Stockholders of the Company, and to the reference to our Firm under the caption "Experts' in the Prospectus.


                                                     STEGMAN & COMPANY


                                                     /s/ Stegman & Company




Baltimore, Maryland
July 6, 1998



C73863f.636 R
4:7/6/98


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